UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 1, 2010

Date of Earliest Event Reported:  October 26, 2010

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2010, AdCare Health Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of $11,050,000 in principal amount of the Company’s Subordinated Convertible Notes (the “Notes”), bearing 10.0% interest per annum payable quarterly in cash in arrears beginning December 31, 2010.  On October 29, 2010, the Company entered into an amendment and joinder agreement (the “Joinder Agreement”) to effectuate the sale of an additional $750,000 in principal amount of Notes.  The initial sale of $11,050,000 in principal amount of Notes occurred on October 26, 2010, and the subsequent sale of $750,000 in principal amount of Notes occurred on October 29, 2010.  C.K. Cooper & Company acted as lead placement agent for the financing, with GVC Capital, LLC and Cantone Research Partners serving as co-placement agents.

Approximately $3.5 million in principal amount of the Notes were issued in exchange for, and as a result of the cancellation of, an equal principal amount of promissory notes previously issued on September 30, 2010, as reported by the Company in a Form 8-K filed with the Securities and Exchange Commission on October 6, 2010.

The Notes are convertible, at any time following their issuance, into shares of common stock of the Company (the “Common Stock”) at an initial conversion price of $4.13 per share, which is equal to an initial conversion rate of 242.1308 shares per $1,000 principal amount of the Notes.  The initial conversion price, which is equal to 115% of the 15-day volume-weighted average price of the Company’s common stock prior to the closing of the financing, is subject to (i) adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event, and (ii) full-ratchet anti-dilution protection, such that if and whenever on or after the closing date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (but excluding Excluded Securities (as defined in the Notes) and shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price equal to the conversion price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the conversion price then in effect shall be reduced to an amount equal to the New Issuance Price.  However, unless the Company first obtains the approval of its stockholders as required by the applicable rules of the NYSE Amex, in no event shall the Company be obligated to issue any shares of Common Stock upon conversion of the Notes if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules and regulations of the NYSE Amex.

The Notes are unsecured and subordinated in right of payment to existing and future senior indebtedness.

The Notes mature on October 26, 2013.  However, if after six (6) months from the closing of the transaction, the Common Stock trades at or above 200% of the conversion price for 20 out of 30 consecutive trading days, with an average daily trading volume of over 50,000 shares, then the Company may, subject to the satisfaction of certain other conditions, redeem the Notes in cash at a price equal to the sum of (i) 100% of the principal being redeemed plus (ii) any accrued and unpaid interest on the principal, plus late charges, if any (the principal amount being redeemed, plus any accrued and unpaid interest, plus any other charges, is collectively referred to in this Report as the “Redemption Amount”).

In addition, holders may require the Company to redeem all or a portion of their Notes upon a change of control transaction, as described in the Notes, at a redemption price in cash equal to the greater of (i) 110% of the Redemption Amount being redeemed and (ii) the product of (A) the Redemption Amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the change of control and (y) the public announcement of such change of control and ending on the date the holder delivers its redemption notice to the Company, by (2) the conversion price then in effect.

Additionally, the Notes may become immediately due and payable upon an “event of  default,” which, with respect to each Note, generally includes, without limitation, each of the following:

•

any registration failure under the terms of the registration rights agreement;

•

the suspension from trading or failure of the Common Stock to be listed on the NYSE Amex or any other national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of fifteen (15) trading days in any 365-day period;

•

the Company’s (A) failure to cure a conversion failure by delivery of the required number of shares of Common Stock within the time period specified in the Notes, or (B) notice of our intention not to comply with a request for conversion of any Notes into shares of Common Stock;

•

failure to pay any amount of principal, interest or other amounts when and as due under the Notes (if such failure continues beyond the expiration of any applicable cure or grace periods);

•

specific events of bankruptcy, insolvency, reorganization or liquidation;

•

the Company breaches any material warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten (10) days; and

•

any event of default occurs with respect to any other Notes.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within fifty (50) days after the closing of the sale of the Notes.

Additionally, in connection with the financing, the Company also entered into customary Lock-Up Agreements with each of its directors and officers. The Lock-Up Agreements expire on the 180th day following the closing date of the financing.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes.  Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Registration Rights Agreement, the form of Note, the Joinder Agreement and the form of Lock-Up Agreement entered into in connection with the private placement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.  A copy of the press release announcing the initial closing of the private placement on October 26, 2010 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. A copy of the press release announcing the additional closing on October 29, 2010 is attached hereto as Exhibit 99.2 and is hereby incorporated by reference. The foregoing documents have been attached to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company or the Purchasers.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement, as qualified by the Disclosure Schedule attached thereto, were used for the purpose of allocating risk between the Company and the Purchasers rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or the Purchasers.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein.

10.2	Registration Rights Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein.
10.3	Form of Subordinated Convertible Note.
10.4

Amendment No. 1 to Securities Purchase Agreement, Amendment No. 1 to Registration Rights Agreement and Joinder Agreement, dated as of October 29, 2010, by and among AdCare Health Systems, Inc. and the investors named therein.

10.5	Form of Lock-Up Agreement. Each of the directors and officers identified on Schedule 7(xii) of the Securities Purchase Agreement entered into a Lock-Up Agreement with AdCare Health Systems, Inc.
99.1	Press Release dated October 26, 2010.
99.2	Press Release dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  November 1, 2010

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Securities Purchase Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein.
10.2	Registration Rights Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein.
10.3	Form of Subordinated Convertible Note.
10.4

Amendment No. 1 to Securities Purchase Agreement, Amendment No. 1 to Registration Rights Agreement and Joinder Agreement, dated as of October 29, 2010, by and among AdCare Health Systems, Inc. and the investors named therein.

10.5	Form of Lock-Up Agreement. Each of the directors and officers identified on Schedule 7(xii) of the Securities Purchase Agreement entered into a Lock-Up Agreement with AdCare Health Systems, Inc.
99.1	Press Release dated October 26, 2010.
99.2	Press Release dated November 1, 2010.